EXHIBIT 5.1


              [LETTERHEAD OF JENKENS & GILCHRIST PARKER CHAPIN LLP]

                                  July 17, 2002

Allou Health & Beauty Care, Inc.
50 Emjay Boulevard
Brentwood, New York 11717

Gentlemen:

     We have acted as counsel to Allou Health & Beauty Care, Inc., a Delaware corporation (the "Company"), in connection with a Registration Statement on Form S-8 (the "Registration Statement") being filed with the Securities and Exchange Commission (the "SEC") under the Securities Act of 1933, as amended (the "Act"), relating to the offering of an additional 400,000 shares of Class A Common Stock, par value $.001 per share ("Class A Option Shares"), to certain employees and directors of the Company, issuable upon exercise of options that have been, or may from time to time be, granted by the Company under its Amended and Restated 1991 Stock Option Plan (the "1991 Plan").

     In connection with the foregoing, we have examined originals or copies, satisfactory to us, of the 1991 Plan and all such corporate records and of all such agreements, certificates and other documents as we have deemed relevant and necessary as a basis for the opinion hereinafter expressed. In such examination, we have assumed the genuineness of all signatures, the authenticity of all documents submitted to us as originals and the conformity with the original documents of all documents submitted to us as copies or facsimiles. As to any facts material to such opinion, we have, to the extent that relevant facts were not independently established by us, relied on certificates of public officials and certificates of officers or other representatives of the Company.

     Based upon and subject to the foregoing, we are of the opinion that the Class A Option Shares, when issued and paid for in accordance with the 1991 Plan, will be validly issued, fully paid and non-assessable.

     We hereby consent to the filing of this opinion as an exhibit to the Registration Statement. In giving this consent, we do not thereby admit that we are within the category of persons whose consent is required under Section 7 of the Act, the rules and regulations of the SEC promulgated thereunder or Item 509 of Regulation S-K promulgated under the Act.

                                      Very truly yours,

                                      /S/ Jenkens & Gilchrist Parker Chapin LLP

                                      JENKENS & GILCHRIST PARKER CHAPIN LLP



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